PIMCO EQUITY SERIES

SECRETARY’S CERTIFICATE

I, Ryan G. Leshaw, solely in my capacity as Secretary of PIMCO Equity Series, a Delaware statutory trust (the “Trust”), hereby certify on behalf of the Trust, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the meeting of the Board of Trustees of the Trust held on May 14, 2019:

RESOLVED, that any officers of the Trusts who may be required to sign a Trust’s Registration Statement or any amendments thereto be, and each hereby is, authorized to execute or grant power of attorney to execute any Registration Statement applicable to the Trusts and any and all amendments to such Registration Statements, and to file the same, with exhibits thereto, if any, and other documents in connection therewith, with the Securities and Exchange Commission and with other federal, state, foreign and quasi-governmental agencies and such other instruments related to compliance with certain of the federal securities laws and other applicable federal, state, foreign and quasi-governmental filings, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Trust as of this 27th day of August, 2021.

PIMCO FUNDS

By: /s/ Ryan G. Leshaw
Ryan G. Leshaw
Secretary